FRANKLIN PARK FACILITY LEASE


                          CURTO REYNOLDS OELERICH INC.,
                             a Delaware corporation
                       licensed to do business in Illinois


                                     Lessor


                                       and


                               GENDEX CORPORATION,
                             a Delaware corporation


                                     Lessee


                                       for


                             11550 West King Street
                             Franklin Park, Illinois




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                                      INDEX




         I.       DESCRIPTION OF PREMISES .................................1

         II.      TERM ....................................................1

         III.     RENT ....................................................1

         IV.      UTILITY CHARGES .........................................2

         V.       TAXES AND ASSESSMENTS ...................................2

         VI.      INSURANCE ...............................................3

         VII.     IMPROVEMENTS TO BE ERECTED ..............................5

         VIII.    CONDITIONS AND USE OF PREMISES; INDEMNITY ...............6

         IX.      MAINTENANCE AND SURRENDER OF PREMISES ...................10

         X.       MECHANICS LIENS .........................................11

         XI.      ABANDONMENT .............................................11

         XII.     PENALTY ON DEFAULT - CANCELLATION .......................11

         XIII.    REMEDIES OF LESSOR ......................................12

         XIV.     INSPECTION OF PREMISES BY LESSOR ........................14

         XV.      RESTORATION OR REPAIR ...................................15

         XVI.     CONDEMNATION ............................................15

         XVII.    MONTH-TO-MONTH TENANCY ..................................16

         XVIII.   ASSIGNMENT OR SUBLEASING ................................16

         XIX.     SUBORDINATION ...........................................17

         XX.      OPTIONS TO RENEW - EXTENDED TERMS .......................17

         XXI.     LESSEE'S FINANCIAL STATEMENTS ...........................18



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         XXII.    NOTICES .................................................18

         XXIII.   SUCCESSORS AND ASSIGNS ..................................18

         XXIV.    GENERAL .................................................19




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         Exhibit "A"       -        PREMISES

         Exhibit "B"       -        FIXED RENT

         Exhibit "C"       -        IMPROVEMENTS TO BE ERECTED

         Exhibit "D"       -        FIXED RENT DURING EXTENDED TERMS

         Exhibit "E"       -        NEW ON-SITE PARKING LOT



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                                      LEASE





         This Lease made and entered into this 4th day of January, 1993, by and between CURTO REYNOLDS OELERICH INC., a Delaware corporation and licensed to do business in the State of Illinois (herein called "Lessor"), and GENDEX CORPORATION, a Delaware corporation (herein called "Lessee").



                              W I T N E S S E T H:



         Lessor, for and in consideration of the rents, covenants and agreements herein reserved, mentioned and contained on the part of the Lessee to be paid, kept and performed, does hereby demise and lease to Lessee upon and subject to the conditions herein expressed, the following described premises (herein called "Premises") in Cook County, Illinois, to wit:

    I. DESCRIPTION OF PREMISES

         As set forth on Exhibit "All attached hereto and made a part hereof by reference thereto and initialed by Lessor and Lessee,

and commonly known as 11550 West King Street, Franklin Park, Illinois (said Premises and the improvements thereon, together with rights and privileges thereunto belonging, are herein collectively called "Demised Premises").

    II. TERM

         TO HAVE AND TO HOLD the Demised Premises unto Lessee for and during the full term of five (5) years, to wit, from the 1st day of February, 1993, to and including the 31st day of January, 1998.


    III. RENT

         A. And Lessee in consideration thereof covenants and agrees to take and accept said demise and lease on the terms herein recited and to pay fixed rent for the Demised Premises as set forth on Exhibit "B" attached hereto and made a part hereof by reference thereto and initialed by Lessor and Lessee.



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         B. Said payments of fixed rent, as aforesaid, shall be absolutely net to Lessor (except as may be specifically hereinafter provided) so that this Lease shall yield, net to the Lessor, the specified fixed rent during the term of this Lease and said payments of fixed rent, as aforesaid, shall be made by Lessee, without deduction, discount or abatement (except as may be specifically hereinafter provided) in lawful money of the United States, at such place in the City of Des Plaines, Illinois, or otherwise, as Lessor may, from time to time, designate in writing; and in default of such designation, then at the office of Lessor at 1400 East Touhy Avenue, Suite 230, Des Plaines, Illinois 60018. Each and every installment of rent accruing under the covenants of this Lease which shall not be paid when due, shall bear interest at the rate per annum of two per cent (2%) over the prime commercial rate of the Harris Trust and Savings Bank, Chicago, Illinois, from the date when the same is payable under the terms of this Lease until the same shall be paid; and all other sum or sums becoming due or payable to Lessor under the term of this Lease, including all reasonable moneys expended by Lessor pursuant hereto or on account of any default by Lessee in the performance or observance of any of the covenants and agreements contained in this Lease, shall likewise bear interest from the respective dates when the same shall be advanced or paid by Lessor, or otherwise due to Lessor, at the rate per annum of two per cent (2%) over the prime commercial rate of the Harris Trust and Savings Bank, Chicago, Illinois, on the respective dates when said sum or sums shall become due and payable until the same shall be repaid by Lessee to Lessor. All sum or sums so advanced or paid by Lessor shall become so much additional and further rent due from Lessee to Lessor hereunder.

         C. All sum or sums due hereunder from Lessee to Lessor, except for fixed rent, are hereby declared to be so much additional and further rent due and payable by Lessee to Lessor with the installment of fixed rent next falling due hereunder and may be collected in the same manner as the fixed rent due hereunder. If such sum or sums are due from Lessee after the expiration of this Lease, same shall be payable by Lessee ten (10) days after the date Lessor notifies Lessee of such sum or sums.

    IV. UTILITY CHARGES

         Lessee shall pay or cause to be paid all charges for any facilities or services of any kind, such as, but not limited to, water, gas, steam, electricity, light, heat, power, telephone, rented or supplied to Lessee in connection with the Demised Premises and shall contract for same in its own name.

    V. TAXES AND ASSESSMENTS

         A. Lessee agrees that in addition to the rent herein provided, Lessee shall pay all general real estate taxes and special assessments levied, assessed, confirmed or imposed upon the Demised Premises during the term of this Lease. Lessee shall have the right, but not the obligation, to attempt to reduce the assessed valuation of the Demised Premises or contest the general real




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estate taxes or special assessments at its own cost and may engage its own attorneys in connection therewith. If Lessee does not elect to attempt to reduce said assessed valuation or contest said general real estate taxes or special assessments, Lessor may do so at Lessee's cost, provided that such costs (including any attorneys' fees and expenses) are based on a reasonable percentage of any tax savings resulting from such reduction or contest.

         B. Lessee agrees that any general real estate taxes or special assessments levied, assessed, confirmed or imposed upon the Demised Premises during the term of this Lease but payable in whole or in installments prior to or after the term of this Lease shall be adjusted and prorated so that Lessor shall pay its pro rata share for the period prior to the term of this Lease during the first year of the term of this Lease and subsequent to the term of this Lease during the last year of the term of this Lease.

         C. Lessee agrees that in addition to the rent herein provided, Lessee shall pay all special assessments, charges for permits or license fees of any governmental authority, general, special, ordinary, extraordinary of any nature and kind whatsoever levied, assessed, confirmed or imposed upon or payable for or in respect of the Demised Premises during the term of this Lease. Lessee shall pay to Lessor an amount equal to the amount so levied, assessed, confirmed or imposed upon or payable for or in respect of the Demised Premises during the term of this Lease; provided further that if any of the aforementioned is levied, assessed, confirmed or imposed upon the Demised Premises but payable in whole or in installments prior to or after the term of this Lease, the same shall be adjusted and prorated so that Lessor shall pay its pro rata share for the period prior to the term of this Lease during the first year of the term of this Lease and subsequent to the term of this Lease during the last year of the term of this Lease.

         D. If Lessee shall fail to pay or deposit any sum or sums as required pursuant to the terms of this Section V, Lessor may pay or deposit same at any time thereafter, and the amount of any and all such payments or deposits so made by Lessor, plus interest at the rate specified in Section III hereof shall be and is hereby declared to be so much additional and further rent due from Lessee to Lessor hereunder.

         E. Taxes and assessments shall include all taxes levied against the Demised Premises or against Lessor or Lessee on account of same by Federal, State or local governments, and shall include all taxes equitably determined by Lessor to be levied in lieu of or in substitution therefor, but shall not include federal, state or local income taxes based upon Lessor's income or net worth.

    VI. INSURANCE

         A. At all times during the term of this Lease, Lessee, at Lessee's sole cost and expense, shall maintain the following types of insurance:



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              (1) All risk property insurance initially in an amount of
    $1,760,000.00 covering the full replacement costs of the improvements on the Premises and the building service equipment. Lessor shall have the right from time to time to reasonably determine and specify the amount to be used as full replacement cost. Any policy providing such coverage shall contain the so called special coverage all risk endorsement and the full replacement cost endorsement.

              (2) Comprehensive general liability insurance against claims for injury or death occurring upon, in or about the Demised Premises such insurance to afford protection in a combined single limit of not less than $2,000,000.00 for each occurrence and in the aggregate and such insurance shall be written on an occurrence basis. The limits of such insurance shall not limit the liability of Lessee hereunder. Lessee agrees that Lessor shall have the right to require Lessee to increase the general liability insurance coverage required in such reasonable amounts as Lessor may, from time to time, require during the term of this Lease.

              (3) Steam boiler insurance with a limit of not less than $100,000.00. Any policy providing such insurance shall include all steam pressure equipment and piping.

              (4) Business income (rent) insurance covering the rent value of the improvements on the Demised Premises in the amount of not less than 100% of the annual rent and any other amounts provided to be paid by Lessee to Lessor pursuant to the terms of this Lease.

         B. All policies of insurance required to be maintained by Lessee pursuant to this Lease shall:

              (1) be effected by valid and enforceable policies issued by insurers, satisfactory to Lessor, who are authorized to do business in the State of Illinois and shall be in such form and content as is satisfactory to Lessor;

              (2) provide that same shall not be cancelled or amended in any respect without at least thirty (30) days prior written notice to each assured named therein;

              (3) be delivered in the form of an original certificate of insurance with all the proper endorsements to Lessor on or before fifteen
    (15) days prior to the occupancy by Lessee of the Demised Premises, and renewals said policies shall be delivered in the form of an original certificate of insurance with all the proper endorsements to Lessor at least fifteen (15) days prior to the expiration date of each policy, together with evidence satisfactory to Lessor of the payment of all premiums thereon;




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              (4) name Lessee and Lessor as the insured, as the respective interests may appear (and if requested by Lessor, shall bear appropriate endorsements to protect Lessor's agents and employees and the legal title holder of the Demised Premises);

              (5) if the Lessor so requires, be payable to the holder of any mortgage(s) or trust deed(s), as the interest of such holder may appear, pursuant to a standard mortgage clause;

              (6) to the extent obtainable, provide that any loss shall be payable to Lessor or to the holder of any mortgage(s) or trust deed(s) notwithstanding any act of negligence of Lessee which might otherwise result in forfeiture of such insurance.

         C. Whenever (1) any loss, cost, damage or expense resulting from fire, explosion or any other casualty or occurrence is incurred by either of the parties to this Lease in connection with the Demised Premises, and (2) such party is then covered in whole or in part by insurance with respect to such loss, cost, damage or expense, then the party so insured hereby releases the other party from any liability it may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof, provided that such release of liability and waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof (provided that in the case of the increased cost, the other party shall have the right within thirty (30) days following written notice, to pay such increased cost, thereupon keeping such release and waiver in full force and effect).

         D. If Lessee shall refuse or fail to maintain in force the insurance required of Lessee to be maintained by Lessee hereunder and to keep such policies in Lessor's possession, Lessor may at its election procure and from time to time renew such insurance, and the amounts expended therefor with interest thereon from the respective dates of expenditures therefor at the rate specified in Section III hereof shall be so much additional and further rent due from Lessee to Lessor hereunder.

    VII. IMPROVEMENTS TO BE ERECTED

         Lessor agrees to construct and complete at its sole cost and expense the improvements upon the Demised Premises as described on Exhibit "C" attached hereto and by reference made a part hereof and initialed by Lessor and Lessee on or before February 1, 1993, and the improvements upon the Demised Premises as described on Exhibit "E" attached hereto and by reference made a part hereof and initialed by Lessor and Lessee in the Spring of 1993, all in a good and workmanlike fashion, to the reasonable satisfaction of Lessee and in accordance with all governmental regulations, ordinances and laws.




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    VIII. CONDITIONS AND USE OF PREMISES; INDEMNITY

         A. Entry into possession of the Demised Premises by Lessee shall constitute an acknowledgment by Lessee that the same have been received by Lessee in good condition, and that Lessee will during the term of this Lease carefully keep and maintain the Demised Premises and any appurtenances such as sidewalks and alleys adjoining the same in a safe, clean and wholesome condition in accordance with all governmental regulations, ordinances and laws now or hereafter affecting the Demised Premises, and will at all times at its own expense comply with all such regulations, ordinances and laws applicable to the same, and that Lessee will remove, at Lessee's sole cost and expense, any rubbish of any character whatsoever which may accumulate thereon, and that Lessee will not at any time during the term of this Lease use, or allow the use of, the Demised Premises, or any portion thereof, or any building or buildings and other improvements on the Premises or any portion thereof for the manufacture or sale of spirituous, malt or other intoxicating liquor or for any business or use which shall increase the fire hazard to the Demised Premises or adjoining property, or for any business or activity which constitutes a nuisance or for any business or purpose calculated to injure the reputation of the Demised Premises or of the adjoining and neighboring property or to interfere with the reasonable use of such neighboring property, or for any purpose or use in violation of the laws of the United States or the State of Illinois or of any law or local ordinance or for any other than manufacturing, storage or industrial purposes. Lessee acknowledges and agrees that its possession of the Demised Premises is subject to all applicable governmental regulations, ordinances and laws now or hereafter regulating the use of the Demised Premises and that Lessor has made no representation or warranty as to the present or future suitability of the Demised Premises for the conduct of Lessee's business. Lessor represents and warrants that it has full right and power to execute and perform this Lease and to grant the estate demised herein. Lessor covenants that Lessee shall peaceably and quietly have, hold and enjoy the Demised Premises and all rights, appurtenances and privileges pertaining thereto during the full term of this Lease. No changes, alterations, improvements or additions in the building or buildings or improvements on the Premises shall be made or permitted by Lessee without in each case the previous written consent of Lessor.

         B. (1) Lessee represents, warrants and covenants to Lessor that during the term of this Lease, Lessee will not use Hazardous Materials (as defined hereinafter) on, from or affecting the Demised Premises in any manner which violates federal, state or local laws, ordinances, rules, regulations or policies covering the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials. Without limiting the foregoing Lessee shall not cause or permit the Demised Premises to be used to generate, manufacture, refine or process Hazardous Materials, except in compliance with all applicable federal, state and local laws or regulations, nor shall Lessee cause or permit, as a result of any intentional or unintentional act or omission on the part of Lessee, a release of Hazardous Materials onto the Demised Premises, the Building or adjoining property.




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            (2) Lessee hereby represents, warrants and covenants to Lessor that
Lessee shall promptly notify Lessor as soon as Lessee knows or suspects that Hazardous Materials have been released on the Demised Premises.

            (3) Upon termination of Lessee's right of possession hereunder, whether this Lease be terminated or not, Lessee shall deliver the Demised Premises to Lessor free of any and all Hazardous Materials, except for those existing prior to the commencement of this Lease.

            (4) For purposes of this Section VIII B, "Hazardous Materials" includes, without limit, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environmental law, ordinance, rule or regulation.

         C. Lessee further covenants and agrees that it will protect, indemnify and forever save and keep harmless Lessor and the Demised Premises of, from and against any and all penalties, fines, damages, loss, costs, charges and expenses whatsoever, including reasonable attorneys' fees, such as may arise out of, but not limited to, the following:

              (1) Any breach or default by Lessee in the performance or observance of any of the covenants of this Lease;

              (2) The institution or prosecution against Lessor, and without its fault as determined by a court of competent jurisdiction, of any litigation commenced by or against Lessee, pertaining to or affecting the Demised Premises;

              (3) The enforcement by Lessor against Lessee of the covenants and agreements of this Lease, whether by the institution or prosecution of litigation or otherwise;

              (4) The violation or breach of any law, rule, requirement, order, direction, ordinance or regulation which may be applicable to the Demised Premises, whether occasioned by the act or neglect of Lessee or of any person holding or claiming by, through or under Lessee, or of any occupant of the Demised Premises during the term of this Lease;

              (5) Any accident, injury, loss or damage resulting to person or property, during the term of this Lease, and due, directly or indirectly, to the possession, use, occupancy, operation, alteration, repair or maintenance




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    of the Demised Premises, or the switchtrack or tracks thereon, if any, or by reason of any act or thing upon the Demised Premises.

              (6) Any violation of any applicable statute, regulation, ordinance or law for the protection of the environment which occurs upon the Demised Premises, or by reason of the imposition of any governmental lien for the recovery of environmental cleanup costs expended by reason of such violation.

         D. (1) Lessor hereby represents, warrants and covenants to Lessee that:
(i) Lessor has not been notified of any potential liability with respect to any clean up of the Demised Premises and has no information that the Demised Premises has been or is under investigation by any local, state or federal governmental body, authority or agency, and (ii) no underground tanks are located on the Demised Premises, excepting from each of the foregoing such of the foregoing as set forth in the Environmental Site Assessment Summary for Building No. 44, 11550 West King Drive, Franklin Park, Illinois 60131, dated December, 1992, prepared for Curto Reynolds Oelerich Inc. and Lincoln National-Investment Management Company by Kevin M. Whelan and Linda L. Huff, P.E., of Huff & Huff, Inc., Environmental Consultants, LaGrange, Illinois (herein called "Environmental Site Assessment").

            (2) Notwithstanding any provision in this Lease to the contrary, Lessor shall be solely responsible for compliance with all federal, state and local laws, ordinances, rules, regulations or policies relating to the Hazardous Materials at, on, under or affecting the Demised Premises, including asbestos removal and abatement, except to the extent any violation of such laws, ordinances, rules, regulations or policies was caused by Lessee. To the extent any violation of such laws, ordinances, rules, regulations or policies was caused by Lessee, compliance shall be Lessee's sole responsibility. The obligations of this paragraph D(2) shall survive the expiration or earlier termination of this Lease.

            (3) Lessor hereby represents that prior to the commencement of this Lease (i) no Hazardous Materials have been used on, from or affecting the Demised Premises in any manner which violates federal, state or local laws, ordinances, rules, regulations or policies covering the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials; and (ii) no Hazardous Materials have been released on the Demised Premises, excepting from each of the foregoing such of the foregoing as set forth in the Environmental Site Assessment.

            (4) Lessor further covenants and agrees that it will protect, indemnify and forever save and keep harmless Lessee and the Demised Premises of, from and against any and all penalties, fines, damages, loss, cost, charges and expenses whatsoever, including reasonable attorneys' fees, such as may arise out of the following:




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                a. Any breach or default by Lessor in the performance or
         observances of any of the covenants of this Lease;

                b. The institution or prosecution against Lessee, and without its fault as determined by a court of competent jurisdiction, of any litigation commenced by or against Lessor, pertaining to or affecting the Demised Premises;

                c. The enforcement by Lessee against Lessor of the covenants and agreements of this Lease, whether by the institution or prosecution of litigation or otherwise;

                d. The violation or breach of any law, rule, requirement, order, direction, ordinance or regulation which may be applicable to the Demised Premises, whether occasioned by the act or neglect of Lessor or its agents or employees;

                e. Any accident, injury, loss or damage resulting to person or property, during the term of this Lease, and due directly or indirectly to the alteration, repair or maintenance of the Demised Premises, or by reason of any act or thing upon the Demised Premises, to the extent that the foregoing result from the negligence or wrongful act or acts of Lessor or its agents or employees;

                f. Any violation which occurs upon the Demised Premises occasioned by the act or neglect of Lessor or its agents or employees of any applicable statute, regulation, ordinance or law for the protection of the environment or by reason of the imposition of any governmental lien for the recovery of environmental cleanup costs expended by reason of such violation.

         E. Except for the causes described in paragraph D herein above, in the event that Lessor is required to pay any sum or sums on account of or by virtue of any of the foregoing causes, the sum or sums so paid therefor, together with interest thereon at the rate specified in Section III hereof, shall become additional and further rent due from Lessee to Lessor hereunder.

         F. Lessee shall have the right to contest by appropriate legal proceedings, without cost or expense to Lessor, any mechanic's lien claim or the validity of any law, rule, requirement, order, direction, ordinance or regulation of the nature referred to in Section VIII C (4) hereof, and if by the terms of any such law, rule, requirement, order, direction, ordinance or regulation, compliance therewith may legally be held in abeyance without the occurrence of any lien, charge or liability of any kind against the Demised Premises or any interest of Lessor therein and without subjecting Lessor to any liability, civil or criminal, of whatsoever nature for failure so to comply therewith, Lessee may postpone compliance therewith until the final



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determination of any proceedings, provided that all such proceedings shall be prosecuted with all due diligence and dispatch. If any lien, charge or civil liability, but not criminal liability, is incurred by reason of noncompliance, Lessee may nevertheless make the contest aforesaid and delay compliance as aforesaid, provided that Lessee prosecutes the contest aforesaid with due diligence and dispatch.

         G. The word "Lessor" when used in this Section VIII shall mean Lessor herein, Lessor's agents and the fee title holder to the Premises (and if the same is a land trust, any and all beneficiaries of said land trust and their agents).

    IX. MAINTENANCE AND SURRENDER OF PREMISES

         A. Subject to the provisions of Section IX C hereof, Lessee, at its expense, will carefully keep and maintain the Demised Premises and any appurtenances such as sidewalks and alleys adjoining the same (including all driveways and parking areas) in good condition and repair at all times during the term of this Lease and Lessee will make all necessary repairs, replacements and renewals thereto, interior and exterior, extraordinary and ordinary, unforeseen and foreseen, however the necessity or desirability for such repairs may occur and whether or not necessitated by wear, tear, obsolescence or defects, latent or otherwise. Lessee will afford Lessor all reasonable opportunity to inspect the Demised Premises for the purpose of determining whether the Demised Premises are being properly maintained in such condition and repair. Lessee agrees that it will not (1) overload the floors; (2) subject the roof structure to any loads in excess of the load limits of the structural design criteria; and (3) permit water, snow, ice or any other substance to accumulate on the roof in excess of the load limits of the structural design criteria.

         B. Lessee agrees that at the termination of this Lease, either by lapse of time or otherwise, Lessee will surrender up possession of the Demised Premises in as good condition and repair as the same shall be in upon Lessee's taking possession thereof, ordinary wear and tear excepted.

         C. Lessor agrees, at its expense, to (1) keep and maintain the structural parts of the building, including the roof and exterior walls, but excluding all windows, window glass and doors, in good condition and repair at all times during the term of this Lease and any extensions thereof and will make all necessary repairs, replacements and renewals thereto; (2) replace the boiler in the building, when and if necessary; and (3) remove the existing mezzanine when requested in writing by Lessee, unless such maintenance, repairs, replacement or renewals shall be required as a result of the negligent or wrongful act or acts of Lessee, its employees, agents, invitees or licensees, or as a result of Lessee's default under the terms and provisions of this Lease, in which case Lessee shall be responsible for such maintenance, repairs, replacements or renewals.




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    X. MECHANICS LIENS

         Lessee will not permit any mechanic's or other lien or encumbrance to be filed against or placed upon the Demised Premises or any building or buildings or other improvements on the Premises during the term of this Lease, and in case of any such lien attaching will promptly pay off the same. If default in the payment thereof shall continue for thirty (30) days after written notice thereof from Lessor to Lessee, Lessor shall have the right at its option and without inquiring as to the validity or the correctness of the amount or amounts thereof, of paying the same or any portion thereof, and any amount or amounts so paid, including attorneys' fees and expenses, together with interest at the rate specified in Section III hereof on the amount or amounts of such expenditures from the respective dates thereof, shall become so much additional and further rent due from Lessee to Lessor hereunder. Notwithstanding the foregoing, Lessee shall have the right to contest a mechanic's lien claim. In the event of such a contest, Lessee shall not be deemed in default hereunder during the pendency of such contest, and Lessor shall not be entitled to pay the lien in accordance with the requirements of this Section X. Provided, however, if Lessee shall contest the validity of any such mechanic's lien claim, Lessee shall, at its sole expense, defend itself and Lessor against the same and shall pay and satisfy any adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Demised Premises; and if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested mechanic's lien claim indemnifying Lessor against liability for the same and holding the Demised Premises free from the effect of such mechanic's lien claim. If Lessee shall fail to defend Lessor as hereinabove provided, Lessor may require Lessee to pay Lessor's reasonable attorneys' fees and costs in such action if Lessor shall determine it to be necessary to so participate to protect Lessor's interest.

    XI. ABANDONMENT

         If the Demised Premises shall be abandoned or vacated by Lessee at any time during the term hereof and Lessee has ceased to pay rent when due, Lessor may without notice to Lessee take possession thereof for the remainder of said term, and in its discretion relet the same and apply the net proceeds (after payment of advertising, other expenses and broker's commissions) on the rent hereunder, and Lessee shall remain liable for the unpaid balance of the rent herein provided. Any expenses incurred by Lessor by reason of the abandonment or vacating of the Demised Premises by Lessee including, but not limited to, retention of watch service and increased insurance premium, shall be additional and further rent due from Lessee to Lessor hereunder.

    XII. PENALTY ON DEFAULT - CANCELLATION

         A. Lessee further covenants and agrees that: (1) if default be made by Lessee in the payment of any rent or other sums herein provided to be paid by Lessee (whether to Lessor or to any other person or persons) upon the date that any such payment becomes due and payable and such default shall continue after five (5) days' notice thereof in writing by Lessor to Lessee; or (2) if Lessee shall make default in any of the covenants of this Lease to be kept and performed by Lessee; or (3) if at any time after the date of this Lease, whether prior to or during the term of this Lease, any proceedings in bankruptcy, insolvency or reorganization shall be instituted by or against Lessee pursuant to any Federal or State law now or hereafter enacted, or any receiver or trustee shall be appointed of all or any portion of Lessee's business or property, or any execution or attachment shall issue against Lessee or any of Lessee's business or property or any of Lessee's interest in the Demised Premises acquired by or through this Lease, or if Lessee shall be adjudged a bankrupt or insolvent, or Lessee shall make an assignment for the benefit of creditors, or if Lessee shall file a voluntary petition in bankruptcy or shall petition for or enter into an arrangement or reorganization, composition or any other arrangement with Lessee's creditors under any Federal or State law now or hereafter enacted; or (4) if Lessee shall abandon or vacate the Demised Premises during the term of this Lease and Lessee has ceased to pay rent when due; and any such default enumerated at (2), (3) and (4) shall continue after thirty (30) days' notice thereof in writing by Lessor to Lessee, then in that event Lessee's right to possession of the Demised Premises shall thereupon terminate without any further notice or demand whatsoever; and mere retention of possession thereafter by Lessee shall constitute a forcible detainer of the Demised Premises; and if Lessor so elects (but not otherwise) without further notice of such election or any other notice or demand whatsoever, this Lease shall thereupon terminate.

         B. The word "Lessee" when used in Section XII A (3) hereof shall include Lessee herein and its successors and assigns and any guarantor of this Lease or Lessee's obligations hereunder.

         C. If Lessor shall default in any of the covenants of this Lease to be kept and performed by Lessor and any such default shall continue after thirty
(30) days' notice thereof in writing by Lessee to Lessor, then in that event Lessee may terminate this Lease and upon termination Lessee shall have no further obligation to pay rent hereunder. Notwithstanding the foregoing, if such default is of such nature that it cannot be completely cured within thirty (30) days after notice thereof in writing by Lessee to Lessor, then in that event the time permitted to Lessor to cure such default shall be extended for as long as shall be necessary to cure such default, provided Lessor commences promptly and proceeds diligently to cure such default.

    XIII. REMEDIES OF LESSOR

         A. Upon termination of Lessee's right of possession hereunder, whether this Lease be terminated or not, Lessee agrees to surrender possession of the Demised Premises immediately without the receipt of any demand for rent, notice to quit or demand for possession of the Demised Premises whatsoever, and hereby grants to Lessor full, free and complete license to enter into and upon the Demised Premises, or any part thereof, to take possession thereof, with or without process of law, and to expel and remove Lessee or any other person who may be occupying the Demised Premises, or any part thereof, and Lessor may use such force in and about expelling and removing Lessee and said other persons as may reasonably be necessary, and Lessor may further repossess itself of the Demised Premises as of its former estate, but said entry and repossession of the Demised Premises shall not constitute a trespass or forcible entry or detainer, nor shall it cause a forfeiture or cancellation of rents or other sum or sums due or to become due during the full stated term of this Lease irrespective of earlier termination, nor a waiver of any covenant, agreement or promise herein contained to be performed by Lessee; and Lessee agrees to pay to Lessor, as liquidated damages, double rent for all the time that Lessee shall retain possession of the Demised Premises, or any part thereof, after termination of Lessee's right of possession.

         B. Acceptance of rent or other sum or sums due hereunder, whether in a single instance or repeatedly after the same fall due, or after knowledge of any breach hereof by Lessee, or the giving or making of any notice or demand, whether according to any statutory provision or not, or any act or series of acts, except an express written waiver, shall not be construed as a waiver of Lessor's right to act without notice or demand, or of any other right hereby given Lessor, nor as an election not to proceed under the provisions of this Lease. The obligation of Lessee to pay the rent (or other sums) reserved hereby during the balance of the stated term of this Lease irrespective of earlier termination, or during any extension hereof, shall not be deemed to be waived, released or terminated by the service of any notice to collect, demand for possession or notice that the tenancy hereby created will be terminated on a date therein named, or the institution of any action of forcible detainer or ejectment, or similar action, or any judgment for possession which may be rendered in such action. Lessor may collect and receive any rent or other sum or sums due from Lessee, and payment or receipt thereof shall not waive or affect any such notice, demand, suit or judgment, or in any manner waive, affect, change, modify or alter any rights or remedies which Lessor may have by virtue hereof.

         C. If Lessee's right to possession of the Demised Premises shall be terminated in any way on account of default of Lessee, the Demised Premises, or any part or parts thereof, may, but need not be, relet by Lessor for the account and benefit of Lessee, for such rent and upon such terms and to such person, including a corporation or corporations controlled by Lessor, and for such period or periods as may seem fit to the Lessor, and if a sufficient sum shall not be received from such reletting to satisfy the rent hereby reserved, after paying the expenses of reletting and collection, and all expenses of placing the Demised Premises in condition for such reletting, Lessee agrees to pay and satisfy all deficiency; but the acceptance of a tenant or tenants by Lessor in place of Lessee shall not operate as a cancellation hereof nor release Lessee from the performance of any covenant, promise or agreement herein contained, and performance by any substituted tenant by the payment of rent or otherwise, shall constitute only satisfaction pro tanto of the obligation of Lessee arising hereunder.

         D. It is further covenanted and agreed that Lessor may pursue any of the remedies in this Lease provided, or any which may be allowed at law, in equity or by statute, either separately or concurrently, and that any and all of Lessor's rights and remedies are cumulative and not alternative, and shall not be exhausted by the exercise thereof on one or more occasions. No delay or omission to exercise any remedy or right accruing on any default shall impair any such remedy or right, or be construed as a waiver of any such default, or acquiescence therein, nor shall it affect any subsequent default of the same or a different nature, but every such remedy or right may be exercised from time to time, and as often as may be deemed expedient by Lessor. In case Lessor shall have proceeded to enforce any right under this Lease by entry, suit or otherwise, and such proceeding shall have been discontinued or abandoned because of a waiver, settlement or for any other reason, or shall have been determined adversely to Lessor, then and every such case, Lessor shall be restored to its former position and rights hereunder in respect to the Demised Premises, and all rights, remedies and powers of Lessor shall continue as though no such proceeding had been taken.

         Neither the rights herein nor by law given to receive, collect, sue for or distrain for any rent or rents, moneys or payments or to enforce any of the terms, provisions or conditions of this Lease, nor to prevent the breach or nonobservance thereof, nor the exercise of any such right or remedy hereunder or otherwise granted or arising, shall in any way affect or impair or limit the right or power of Lessor to declare the term hereby granted ended, or to terminate this Lease because of any default or breach, as herein provided.

    XIV. INSPECTION OF PREMISES BY LESSOR

         Lessee agrees to permit Lessor, and the authorized representatives of Lessor, to enter the Demised Premises at all reasonable times during usual business hours, but without interfering with Lessee's conduct of its business, for the purpose of (a) inspecting same, and (b) maintaining such necessary repairs to the Demised Premises and performing any work therein that may be necessary by reason of Lessee's default under the terms of this Lease. Nothing herein shall imply any duty upon the part of Lessor to do any such work which, under the provision of this Lease, Lessee may be required to perform, and the performance thereof by Lessor shall not constitute a waiver of Lessee's default in failing to perform the same. Provided Lessee has first been given adequate notice and opportunity to perform such work, Lessee shall pay for such work performed by Lessor pursuant to the terms of this paragraph and the cost thereof if paid by Lessor shall be deemed additional and further rent due from Lessee to Lessor hereunder. Lessor may, during the progress of any work on the Demises Premises, keep and store upon the parking area of the Premises, all necessary materials, tools and equipment.

         Agents and authorized representatives of Lessor are hereby given the right, provided they coordinate same with Lessee and do not interfere with Lessee's conduct of its business, during usual business hours, to enter the

Demised Premises and exhibit the same for the purpose of sale or mortgage and, during the last year of the term of this Lease, to exhibit the same to any prospective Lessee, and during any such year period to install and maintain For Rent or For Sale signs on the exterior of the building or buildings on the Premises.

    XV. RESTORATION OR REPAIR

         If the building on the Premises shall be damaged or destroyed due to any cause for which insurance is to be provided as specified in Section VI hereof while this Lease is in force, Lessor shall give Lessee written notice within forty-five (45) days of the fire or other casualty of its election to terminate this Lease or to repair or restore the Demised Premises. If Lessor elects to repair or restore the Demised Premises, Lessor's written notice to Lessee shall advise Lessee if said repair or restoration can be completed within 150 days of Lessor's written notice. If said repair or restoration cannot be completed within 150 days of Lessor's written notice, then in that event Lessee may elect to terminate the Lease by giving written notice thereof to Lessor within ten (10) days after Lessor's written notice to Lessee. If the Lessor elects to repair or restore the Demised Premises, the insurance money, if any, derived from said policy or policies (less Lessor's cost and expenses in collecting same) shall be applied by Lessor with all due speed to the repair or restoration thereof, provided that Lessee is not then in any way in default under this Lease.

         Notwithstanding the foregoing, in the event the building on the Premises is totally destroyed, either Lessor or Lessee shall have the right to terminate this Lease by sending written notice thereof to the other party within thirty (30) days after the occurrence of the event causing the destruction, and if this Lease is so terminated, the insurance money derived from the insurance to be provided as specified in Section VI hereof shall be paid to Lessor.

         In the event Lessor or Lessee elects to terminate this Lease pursuant to the terms of this Section, rent shall be apportioned on a per diem basis and shall be paid to the date of the fire or casualty.

         During any period the Premises are untenantable in whole or in part, rent shall abate in whole or in part, as appropriate, to the extent that business income (rent) insurance is provided as specified in Section VI hereof.

         Notwithstanding the provisions of this Section to the contrary, if required by the holder of any mortgage or any trust deed now on or hereafter placed on the Demised Premises, the proceeds of any insurance provided for hereunder shall be used as provided in said mortgage or trust deed.

    XVI. CONDEMNATION

         A. If the Premises, or a substantial part of the Demises Premises, shall be lawfully taken or condemned for any public or quasi-public use or purpose, the term of this Lease shall end upon and not before the date of the taking of possession by the condemning authority and without apportionment of the award and current rent shall be apportioned as of the date of such termination.

         B. If any part of the Demised Premises shall be so taken and the remaining part of the Demised Premises (at the reconstruction of the then existing building and improvements) is reasonably suitable for continued occupancy, this Lease shall, as to the part so taken, terminate as of the date that possession of such part is taken, and the rent shall be reduced proportionately in accordance with the bases used in establishing the rent hereunder. The Demised Premises shall be deemed to be reasonably suitable for continued occupancy if, after reconstruction, the remaining building will be of sufficient size and contain sufficient facilities to allow the continued operations of Lessee in the same manner in which they were carried on prior to the taking or damage. Lessor shall, at its own cost and expense (not, however, in excess of the net amount of the award received by Lessor), make all necessary repairs or alterations to the Demised Premises so as to constitute the portion thereof not taken a complete architectural unit and the remaining Demised Premises a complete facility.

         C. Neither Lessor nor Lessee shall have any rights in or to any award made to the other by the condemning authority and Lessee shall have the right, at its own cost and expense, to prove and obtain a separate claim for damages resulting from such condemnation, including for the loss or damage to Lessee's trade fixtures and personal property and for damages for loss of use of the Demised Premises and/or interruption of Lessee's business and moving expenses incurred as a result of such condemnation.

    XVII. MONTH-TO-MONTH TENANCY

         It is agreed by both parties that the payment of rent by Lessee and acceptance of rent by Lessor after the expiration of the term of this Lease, shall, in the absence of a written agreement signed by both Lessor and Lessee, be deemed to establish a month-to-month tenancy; and such payment and acceptance shall not be construed to have created a holdover tenancy. Lessee further agrees that during any agreed extension or renewal, whether on a month-to-month basis or otherwise, all of the obligations and covenants to be performed by Lessee pursuant to this Lease shall remain in full force and effect but all options and rights of first refusal, if any, granted to Lessee under the terms of this Lease shall be deemed terminated and shall be of no further effect during said month-to-month tenancy.

    XVIII. ASSIGNMENT OR SUBLEASING

         Lessee shall not assign this Lease or sublet the Demised Premises, or any portion thereof, without in each case first obtaining the written consent thereto of Lessor, and shall not permit any transfer by operation of law, bankruptcy or otherwise of Lessee's interest in the Demised Premises acquired by or through this Lease. Any assignment or sublease without such previous written consent of Lessor shall be null and void. No sublease or assignment hereof shall release Lessee from any of its obligations hereunder or alter the primary liability of Lessee to pay the rent and perform all other obligations to be performed by Lessee hereunder.

    XIX. SUBORDINATION

         The rights and interest of Lessee under this Lease shall be subject and subordinate to any mortgage or trust deed that may hereafter be placed upon the Demised Premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, if the mortgagee or trustee named in said mortgages or trust deeds shall elect to subject and subordinate the rights and interest of Lessee under this Lease to the lien of its mortgage or trust deed and shall agree to recognize this Lease of Lessee in the event of foreclosure if Lessee is not in default. Any mortgagee or trustee may elect to give the rights and interest of Lessee under this Lease priority over the lien of its mortgage or trust deed. In the event of either such election and upon notification by such mortgagee or trustee to Lessee to that effect, the rights and interest of Lessee under this Lease shall be deemed to be subordinate to, or to have priority over, as the case may be, the lien of said mortgage or trust deed, whether this Lease is dated prior to or subsequent to the date of said mortgage or trust deed. Lessee shall execute and deliver whatever instruments may be required for such purposes.

    XX. OPTIONS TO RENEW - EXTENDED TERMS

         A. At the expiration of the initial term hereof, if this Lease shall then be in full force and effect and Lessee shall have fully performed all of its terms and conditions and if Lessee has paid and deposited all sums required to be paid to or deposited with Lessor, the term of this Lease may be extended at the option of Lessee for a successive period of two (2) years (sometimes hereinafter referred to as "first extended term"). The first extended term option shall be exercised by Lessee giving written notice to Lessor on or before August 31, 1997.

         B. At the expiration of the first extended term, if this Lease shall then be in full force and effect and Lessee shall have fully performed all of its terms and conditions and if Lessee has paid and deposited all sums required to be paid to or deposited with Lessor, the term of this Lease may be extended at the option of Lessee for a successive period of three (3) years (sometimes hereinafter referred to as "second extended term"). The second extended term option shall be exercised by Lessee giving written notice to Lessor on or before August 31, 1999.

         C. Each extended term shall be upon the same terms, covenants and conditions as provided in this Lease for the initial term, except the amount of the fixed rent for the Demised Premises shall be adjusted, and Lessee shall pay fixed rent for the Demised Premises for the first extended term and for the second extended term as set forth on Exhibit "D" attached hereto and made a part hereof by reference thereto and initialled by Lessor and Lessee. Payment of all additional rent and other charges and deposits required to be made by Lessee as provided in this Lease for the initial term shall continue to be made during each extended term. Lessee shall not be permitted to extend this Lease beyond the second extended term. Any termination of this Lease during the initial term or during any extended term shall terminate all further rights of extension hereunder.

    XXI. LESSEE'S FINANCIAL STATEMENTS

         Lessee, upon not less than ten (10) days' prior written request from Lessor, and not more often than semi-annually, shall deliver to Lessor copies of current financial statements of Lessee and of any Guarantor of this Lease, prepared in accordance with generally accepted accounting principles consistently applied. Lessor may deliver copies of such financial statements to any mortgagee, prospective mortgagee or prospective purchaser of the Demised Premises; provided, however, that Lessor hereby agrees to, and agrees to use its best efforts to cause such mortgagee, prospective mortgagee or prospective purchaser to, retain such financial statements in the strictest trust and confidence and not to reveal or disclose the information contained therein or any part thereof.

    XXII. NOTICES

         All notices and demands required or desired to be given hereunder shall be in writing and may be delivered in person or sent by United States certified or registered mail, and the certifying or registering and depositing of any such notice or demand in a United States Post Office, mail chute or mail box, postage prepaid, shall be deemed as good and legal service of such notice or demand. Notices or demands to Lessee so delivered or sent shall be delivered in person or addressed to Lessee at the Demised Premises, and notices or demands so delivered or sent to Lessor shall be delivered in person to or addressed to Lessor at Suite 230, 1400 East Touhy Avenue, Des Plaines, Illinois 60018; provided, however, that either of the parties hereto may by written notice delivered to or sent to the other party hereby change the address to which such notices or demands are to be delivered or sent and thereafter, such notices or demands shall be delivered or sent to such new address. Notices or demands delivered in person shall be deemed delivered upon personal service, and notices and demands sent by United States certified or registered mail shall be deemed delivered forty-eight (48) hours after depositing the notice or demand in the United States Post Office, mail chute or mail box.

    XXIII. SUCCESSORS AND ASSIGNS

         This Agreement shall inure to the benefit of and be binding upon the parties hereto and the successors and assigns of the parties hereto respectively, provided, however, that Lessee may not assign and/or sublet except as herein provided.

    XXIV. GENERAL

         A. Lessee shall at any time and from time to time upon not less than ten (10) days' prior written request from Lessor execute, acknowledge and deliver to Lessor a written statement certifying (1) that Lessee has accepted the Demised Premises, (2) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), (3) the date to which rental and other charges have been paid in advance, if any, and (4) that Lessor is not in default hereunder (or if Lessor is in default, stating the nature of the default), and agreeing to give copies to any mortgagee of Lessor of all notices by Lessee to Lessor. It is intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of the Demised Premises or any mortgagee of Lessor and their respective successors and assigns.

         B. Lessee shall at any time and from time to time upon not less than five (5) days prior written request from Lessor, complete, execute and deliver to Lessor a statement in writing certifying to Lessor as to all information and data as required by a Transferor to a Transferee and Lender of Transferee on an Environmental Disclosure Document for Transfer of Real Property pursuant to and in accordance with the Illinois Responsible Property Act of 1988. Lessee's failure to provide such statement shall be a material breach of this Lease.

         C. As used in this Lease, the phrases "term of this Lease" and "lease term" shall be deemed to include extended terms, if any, unless specifically provided to the contrary.

         D. Whenever approval or consent is required herein, such approval or consent shall not be arbitrarily or unreasonably withheld or delayed.

         E. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the party against whom enforcement of such change is sought.

         F. This Lease is to be construed according to the laws of the State of Illinois.

         G. If any term, condition or provision of this Lease or the application thereof to any party hereto or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to any party hereto or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, condition and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         H. Feminine or neuter pronouns shall be substituted for masculine form or vice versa, and the plural shall be substituted for the singular number or vice versa in any place or places herein in which the context may require such substitution or substitutions.

         I. The headings or captions of Sections of this Lease are for convenience and reference only, and in no way define, limit or describe the scope of this Lease or the provisions of such Section.

         IN WITNESS WHEREOF, Lessor has caused this Lease to be executed by its duly authorized officers, and its corporate seal to be hereto affixed, and Lessee has caused this Lease to be executed by its duly authorized officers, and its corporate seal to be hereto affixed, all as of the day and year first above written.

                                        LESSOR:
ATTEST:                                 CURTO REYNOLDS OELERICH INC.,
                                        a Delaware corporation


/s/Sharon Cottone                       By:  /s/C.L. Botthof, Jr.
----------------------------------           ----------------------------------
Asst. Secretary                              Vice President

ATTEST:                                      LESSEE:
                                             GENDEX CORPORATION, a Delaware
                                             corporation

/s/Allison McDonough
----------------------------------      By:  /s/Edwin J. McDonough
____________ Secretary                       ----------------------------------
LESSOR:                                      __________ President

STATE OF ILLINOIS        )
                         ) ss.
COUNTY OF COOK           )

         The undersigned, a Notary Public in and for the County and State aforesaid, do hereby certify that C.L. Botthof, Jr., Vice President, and Sharon Cottone, Asst. Secretary of said CURTO REYNOLDS OELERICH INC., a Delaware corporation, personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Vice President and Asst. Secretary respectively, and personally known to me to be such Vice President and Asst. Secretary, respectively, appeared before me this day in person and acknowledged that they signed, sealed and delivered said instrument as their free and voluntary act and deed and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

         GIVEN under my hand and notarial seal this 5th day of February, 1993.


                                                  /s/Susan T. Griseta
                                                  -----------------------------
                                                  Notary Public


STATE OF                 )
                         ) ss.
COUNTY OF                )

         The undersigned, a Notary Public in and for the County and State aforesaid, do hereby certify that Edwin J. McDonough, _____ President, and Allison J. McDonough, _____ Secretary of said GENDEX CORPORATION, a Delaware corporation, personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such _______ President and ________ Secretary respectively, and personally known to me to be such __________ President and __________ Secretary, respectively, appeared before me this day in person and acknowledged that they signed, sealed and delivered said instrument as their free and voluntary act and deed and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

         GIVEN under my hand and notarial seal this 5th day of February, 1993.

                                                  /s/Jane A. Holland
                                                  -----------------------------
                                                  Notary Public

                                   Exhibit "A"

                                    PREMISES

THAT PART OF THE SOUTH EAST 1/4 OF SECTION 19, TOWNSHIP 40 NORTH, RANGE 12 EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS: COMMENCING AT A POINT IN THE EAST LINE OF SAID SOUTH EAST 1/4 WHICH IS 1122.93 FEET NORTH OF THE SOUTH EAST CORNER THEREOF; THENCE SOUTH 89 DEGREES 59 MINUTES 13 SECONDS WEST, IN A LINE DRAWN AT RIGHT ANGLES TO SAID EAST LINE, FOR A DISTANCE OF 1927.41 FEET TO A POINT OF BEGINNING OF THE TRACT OF LAND TO BE DESCRIBED: THENCE NORTH 0 DEGREES 00 MINUTES 47 SECONDS WEST IN A LINE PARALLEL TO SAID EAST LINE, 144.48 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 13 SECONDS EAST, 266.41 FEET TO A POINT IN A LINE 1661.0 FEET WEST OF (AT RIGHT ANGULAR MEASUREMENT) AND PARALLEL WITH SAID EAST LINE; THENCE SOUTH 0 DEGREES 00 MINUTES 47 SECONDS EAST IN SAID PARALLEL LINE (BEING THE WEST LINE OF A PUBLIC STREET KNOWN AS NORTH RUNGE AVENUE),
410.27 FEET TO ITS POINT OF INTERSECTION WITH THE NORTHERLY LINE OF A PUBLIC STREET KNOWN AS KING STREET; THENCE SOUTH 79 DEGREES 22 MINUTES 23 SECONDS WEST IN SAID NORTHERLY LINE, 190.31 FEET TO AN ANGLE POINT OR BEND IN SAID NORTHERLY LINE OF WEST KING STREET; THENCE SOUTH 89 DEGREES 09 MINUTES WEST IN SAID NORTHERLY LINE 79.37 FEET TO ITS POINT OF INTERSECTION WITH A LINE 1927.41 FEET WEST OF (AT RIGHT ANGULAR MEASUREMENT) AND PARALLEL WITH SAID EAST LINE OF SOUTH EAST 1/4; THENCE NORTH 0 DEGREES 00 MINUTES 47 SECONDS WEST IN SAID PARALLEL LINE, 302.00 FEET TO POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS.



PROPERTY ADDRESS:                                      P.I.N.:   12-19-400-067
11550 W. KING STREET
FRANKLIN PARK, IL                                      (PROP.  #44)










                                                            Lessor:________
                                                            Lessee:________

                                   Exhibit "B"

                                   FIXED RENT


(1) Ten Thousand Thirteen and 00/100 Dollars ($10,013.00) on the first day of February, 1993, and the same amount on the first day of each and every month thereafter through and including the first day of December, 1993.

(2) Fourteen Thousand Five Hundred Ninety-One and 00/100 Dollars ($14,591.00) on the first day of January, 1994, and the same amount on the first day of each and every month thereafter through and including the first day of January, 1996.

(3) Fifteen Thousand One Hundred Sixty-Three and 00/100 Dollars ($15,163.00) on the first day of February, 1996, and the same amount on the first day of each and every month thereafter through and including the first day of January, 1998.
























                                                            Lessor:_______

                                                            Lessee:_______

                                   Exhibit "C"

                           IMPROVEMENTS TO BE ERECTED


1. Renovate the offices to a condition and appearance at least equal to those in Gendex's Des Plaines headquarters ("General Headquarters"). The work will include new carpeting or floor tile, new ceiling and light fixtures, repair of cracks in interior office walls and fresh paint on all walls.

2. Upgrade the washrooms to a condition and appearance equal to Gendex's Headquarters and modify them to meet the requirements for 100 employees. Convert the janitor's utility room in the general office area to a unisex washroom that conforms with the Americans with Disabilities Act of 1990 ("ADA") and ensure ADA compliant access to said washroom from all areas of the facility.

3.   Seal the floors in the plant area.

4.   Prep and paint all walls, columns and ceilings throughout the plant area.

5. Restripe the existing parking lot to provide approximately 40 spaces, including appropriate handicapped accessible spaces.

6. Install a ramp with appropriate railings from the parking lot to the back office door of the building situated on the Premises. Door width and hardware on back office door and vestibule door to conform with ADA requirements.

7.   Paint exterior truck and man doors.

8. Place all heating and air-conditioning systems in the office and warehouse in good working order.

9. Place all electrical systems in good working order and in conformance with all local and state codes.

10.  Add exit lights and emergency battery lights as required.

11. Install 24 ceiling fans in the plant per layout supplied by the Gendex Facilities Group.

12.  Relamp lighting in plant as necessary.

13. Modify the back plant entrance door with appropriate ADA compliant hardware and assure grade level access.

14. Add a fourth exterior exit (onto the "new on-site parking lot" described on Exhibit "E" attached hereto) that conforms with ADA hardware and access requirements.

15.  Install a dispenser on drinking fountains to conform with ADA requirements.

16.  Replace kitchen lavatory in kitchen area.

17. Test city water supply to the building situated on the Premises for both supply pressure and volume.

































                                                            Lessor:______

                                                            Lessee:______

                                   Exhibit "D"

                        FIXED RENT DURING EXTENDED TERMS


FIRST EXTENDED TERM:

Sixteen Thousand Twenty-One and 00/100 Dollars ($16,021.00) on the first day of February, 1998, and the same amount on the first day of each and every month thereafter through and including the first day of January, 2000.


SECOND EXTENDED TERM:

Seventeen Thousand One Hundred Sixty-Six and 00/100 Dollars ($17,166.00) on the first day of February, 2000, and the same amount on the first day of each and every month thereafter through and including the first day of January, 2003.


























                                                            Lessor:______

                                                            Lessee:______

                                   Exhibit "E"

                             NEW ON-SITE PARKING LOT



Lessor will arrange for Lessee's usage of approximately fifteen (15) parking spaces in the parking lot at the premises commonly known as 11500 West King Street, Franklin Park, Illinois, which premises are presently leased by Lessor to Clad-Rex, Inc.

In the Spring of 1993, Lessor will install a 15-space new on-site parking lot at the southeast corner of the Premises.





























                                                            Lessor:______

                                                            Lessee:______

                            FIRST AMENDMENT TO LEASE






         FIRST AMENDMENT TO LEASE dated as of April 3, 1995, amending that certain Lease dated January 4, 1993, by and between Curto Reynolds Oelerich Inc., a Delaware corporation, as lessor (herein called "Lessor") and Gendex Corporation, a Delaware corporation, as lessee (herein called "Gendex").

                              W I T N E S S E T H:

         WHEREAS, Lessor and Gendex entered into a Lease dated January 4, 1993, said Lease having a term of five (5) years, demising and leasing to Lessee certain premises commonly known as 11550 West King Street, Franklin Park, Illinois, and legally described in Exhibit "A" attached hereto and made a part hereof by reference thereto (herein called "Lease"); and WHEREAS, Gendex is now known as Dentsply International Inc., a Delaware corporation (herein called "Lessee"); and

         WHEREAS, Lessor and Lessee desire to amend the provisions of the Lease, NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto and other good and valuable consideration paid by each party to the other, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. The Lease shall be modified as follows:

              (a) Exhibit "E" to the Lease is deleted in its entirety and a new Exhibit "E" attached hereto and made a part hereof by reference thereto and initialed by Lessor and Lessee is inserted in its place and stead.

         2. Except as further modified herein, the Lease shall remain in full force and effect and the parties shall be bound by all the terms and conditions thereof.

         IN WITNESS WHEREOF, Lessor and Lessee have caused this First Amendment to Lease to be duly executed and attested in their behalf by their duly authorized officers and their corporate seals to be affixed all as of the day and year first above written.


ATTEST:                                 LESSOR:

                                        CURTO REYNOLDS OELERICH INC.


/s/Susan T. Griseta                     By:  /s/John Oelereich
-----------------------------------          -----------------------------------
Its: Vice President/Asst. Secretary     Its: President
     ------------------------------          -----------------------------------


ATTEST:                                 LESSEE:

                                        GENDEX CORPORATION, now known
                                        as DENTSPLY INTERNATIONAL INC.

/s/J. Patrick Clark                     By:  /s/John C. Miles, II
-----------------------------------          -----------------------------------
Its: Vice President, Secretary          Its: President and COO
     ------------------------------          -----------------------------------
and General Counsel
-----------------------------------

STATE OF ILLINOIS        )
                         ) ss.
COUNTY OF COOK           )


         I, Sharon Cottone, a Notary Public in and for the County and State aforesaid, DO HEREBY CERTIFY that John J. Oelereich, President, and Susan T. Griseta, Asst. Secretary of said CURTO REYNOLDS OELERICH INC., a Delaware corporation, personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such __________ President and Asst. Secretary, respectively, and personally known to me to be such _______ President and _______ Secretary, respectively, appeared before me this day in person and acknowledged that they signed, sealed and delivered the said instrument as their free and voluntary act and deed, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

         GIVEN under my hand and notarial seal this 10th day of April, 1995.


                                                  /s/Sharon Cottone
                                                  ------------------------------
                                                  Notary Pubic


COMMONWEALTH OF PENNSYLVANIA  )
                              ) ss.
COUNTY OF YORK                )


         I, Jo Ellen Powers, a Notary Public in and for the County and State aforesaid, DO HEREBY CERTIFY that J. Patrick Clark, John C. Miles II, President, and ___________________, _______ Secretary of said GENDEX CORPORATION, now known as DENTSPLY INTERNATIONAL INC., a Delaware corporation, personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such __________ President and ________ Secretary, respectively, and personally known to me to be such _______ President and _______ Secretary, respectively, appeared before me this day in person and acknowledged that they signed, sealed and delivered the said instrument as their free and voluntary act and deed, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

         GIVEN under my hand and notarial seal this 27th day of April, 1995.


                                                  /s/Jo Ellen Powers
                                                  ------------------------------
                                                  Notary Public

                                   Exhibit "A"


                                    PREMISES


THAT PART OF THE SOUTH EAST 1/4 OF SECTION 19, TOWNSHIP 40 NORTH, RANGE 12 EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS: COMMENCING AT A POINT IN THE EAST LINE OF SAID SOUTH EAST 1/4 WHICH IS 1122.93 FEET NORTH OF THE SOUTH EAST CORNER THEREOF; THENCE SOUTH 89 DEGREES 59 MINUTES 13 SECONDS WEST, IN A LINE DRAWN AT RIGHT ANGLES TO SAID EAST LINE, FOR A DISTANCE OF 1927.41 FEET TO A POINT OF BEGINNING OF THE TRACT OF LAND TO BE DESCRIBED: THENCE NORTH 0 DEGREES 00 MINUTES 47 SECONDS WEST IN A LINE PARALLEL TO SAID EAST LINE, 144.48 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 13 SECONDS EAST, 266.41 FEET TO A POINT IN A LINE 1661.0 FEET WEST OF (AT RIGHT ANGULAR MEASUREMENT) AND PARALLEL WITH SAID EAST LINE; THENCE SOUTH 0 DEGREES 00 MINUTES 47 SECONDS EAST IN SAID PARALLEL LINE (BEING THE WEST LINE OF A PUBLIC STREET KNOWN AS NORTH RUNGE AVENUE),
410.27 FEET TO ITS POINT OF INTERSECTION WITH THE SOUTH 79 DEGREES 22 MINUTES 23 SECONDS WEST IN SAID NORTHERLY LINE, 190.31 FEET TO AN ANGLE POINT OR BEND IN SAID NORTHERLY LINE OF WEST KING STREET; THENCE SOUTH 89 DEGREES 09 MINUTES WEST IN SAID NORTHERLY LINE 79.37 FEET TO ITS POINT OF INTERSECTION WITH A LINE 1927.41 FEET WEST OF (AT RIGHT ANGULAR MEASUREMENT) AND PARALLEL WITH SAID EAST LINE OF SOUTH EAST 1/4; THENCE NORTH 0 DEGREES 00 MINUTES 47 SECONDS WEST IN SAID PARALLEL LINE, 302.00 FEET TO POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS.


PROPERTY ADDRESS:                                      P.I.N:  12-19-400-067
11550 W. KING STREET
FRANKLIN PARK, IL                                      (PROP. #44)

                                   Exhibit "E"
                                 NEW PARKING LOT

On or about May 1, 1995, Lessor will arrange for Lessee's use of sixteen (16) parking spaces located at the area shown and cross-hatched on Exhibit "A-1" attached hereto (herein called "Parking Spaces"), located in the south parking area servicing the premises commonly known as 3400 North Powell Avenue, Franklin Park, Illinois (herein called "3400"). 3400 is presently leased by Lessor to Brockway Standard, Inc., a Delaware corporation (herein called "Brockway"). Lessee shall have the right at all times during the term of this Lease and any and all extensions thereof, to use that portion of the south parking area servicing 3400 as is required for the purpose of ingress and egress and passage along same to and from the Parking Spaces, provided that Lessee shall not interfere with ingress and egress by Brockway, its invitees, successors or assigns to and from 3400 or the south parking area servicing 3400.

At all times during the term of this Lease, Lessee, at Lessee's sole cost and expense, shall maintain comprehensive general liability insurance against claims for injury or death occurring upon, in or about the Parking Spaces, such insurance to afford protection in a combined single limit or not less than $2,000,000 for each occurrence and in the aggregate, and such insurance shall be written on an occurrence basis. The limits of such insurance shall not limit the liability of Lessee hereunder. Lessee agrees that Lessor shall have the right to require Lessee to increase the general liability insurance coverage required in such reasonable amounts as Lessor may from time to time require during the term of this Lease. Said insurance shall (1) be effected by valid and enforceable policies issued by insurers, satisfactory to Lessor, who are authorized to do business in the State of Illinois and shall be in such form and content as is satisfactory to Lessor; and (2) provide that same shall not be cancelled or amended in any respect without at least thirty (30) days prior written notice to each assured named therein; and (3) be delivered in the form of an original certificate of insurance with all the proper endorsements to Lessor and Brockway at 3400 on or before fifteen (15) days prior to the occupancy by Lessee of the Demised Premises, and renewals of said policies shall be delivered in the form of an original certificate of insurance with all the proper endorsements, to Lessor and Brockway at 3400 at least fifteen (15) days prior to the expiration date of each policy, together with evidence satisfactory to Lessor and Brockway of the payment of all premiums thereon; and (4) name the following as additional insured: Lessor, Brockway, its successors and assigns, (and if requested by Lessor or Brockway, shall bear appropriate endorsements to protect Lessor's or Brockway's officers, directors, agents and employees and the legal title holder of 3400).

If Lessee shall refuse or fail to maintain in force said insurance and to keep such policy in Lessor's possession, Lessor may at its election procure and from time to time renew such insurance, and the amounts expended therefor with interest thereon from the respective dates of expenditures therefor at the rate specified in Section III hereof shall be so much additional and further rent due from Lessee to Lessor hereunder.

                                                                 Lessor:_____
                                                                 Lessee:_____